RESTATED
                       CERTIFICATE OF INCORPORATION
                                    OF
                                AIR T, INC.


        (Originally incorporated  November 17, 1980 under the name
                   Atlanta Express Airline Corporation)


1.   The name of the corporation is AIR T, INC.

2.   The address of its registered office in the State of Delaware is No.

     100 West Tenth Street, in the City of Wilmington, County of New Castle.

     The name of its registered agent at such address is The Corporation

     Trust Company.

3.   The nature of the business or purposes to be conducted or promoted is:

     To establish, purchase, lease, acquire, own, maintain,

     improve, manage, and operate, airlines and air transport services for the transportation of persons and property by aircraft and all other means connected herewith.

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.   (a)  The total number of shares of common stock which the corporation shall have authority to issue is four million (4,000,000) and the par value of each of such shares is Twenty-five Cents ($.25) amounting in aggregate to One Million Dollars ($1,000,000).

     (b)  The total number of shares of preferred stock that the corporation shall have authority to issue is fifty thousand (50,000)

     and the par value of each of such shares is One Dollar ($1.00)

     amounting in the aggregate to Fifty Thousand Dollars ($50,000), and

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     the rights (including voting powers, if any), preferences,

     qualifications, series limitations and restrictions shall be as are provided for in a resolution or resolutions of the board of directors authorizing such issue.

5.   The corporation is to have perpetual existence.

6.   In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation

        available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the

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     corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale,

     lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-

     laws of the corporation; and, unless the resolution or by-laws,

     expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

            When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

7.   Meetings of stockholders may be held within or without the State of

     Delaware, as the by-laws may provide.  The books of the corporation may be kept (subject to any provision contained in the statutes)outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.  Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.





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8.   The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by the statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and does not further amend the provisions of the

Corporation's Certificate of Incorporation as theretofore amended or supplemented, there being no discrepancy between those provisions and the provisions of the Restated Certificate and having been duly adopted by the

Board of Directors of the Corporation in accordance with the provisions of

Section 245 of the General Corporation Laws of the State of Delaware, has

been executed this 30th day of October, 2001 by Walter Clark, its authorized officer.



                                        /s/Walter Clark
                                        Walter Clark
                                        Chairman of the Board of Directors


     Attest:


     /s/John J. Gioffre
     John J. Gioffre
     Secretary














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